UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
23 Keewaydin Drive, Salem, New Hampshire		03079
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (603) 893-9701
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

SECTION 5

ITEM 5.07 a and b         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 24, 2023. The number of common shares represented at the Annual Meeting of

Stockholders was 10,822,348.74. The stockholders voted on the following proposals:

Proposal I – To elect three Directors to three-year terms ending on the date of the Annual Meeting of Stockholders in 2026:

Nominee	For	Against	Abstain	Non-Vote

For a three-year term
Charles H. Cannon, Jr.	9,056,321	1,247,433	752	517,842
David Dunbar	9,978,701	309,447	16,358	517,842
Michael A. Hickey	10,036,424	267,331	751	517,842

Proposal II -- Advisory vote on the Company’s executive compensation:

For	10,152,292
Against	147,561
Abstain	4,653
Non-Vote	517,842

Proposal III -- Ratification of appointment of Deloitte & Touche, LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2024:

For	10,809,571
Against	11,363
Abstain	1,414

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Ademir Sarcevic

Ademir Sarcevic

Chief Financial Officer

Date: October 27, 2023

Signing on behalf of the registrant and as

principal financial officer